EXHIBIT 10.3

This document prepared by:

Joseph Alexander, Esq.

Maslon Edelman Borman & Brand, LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN  55402

612.672.8369

LEASEHOLD 180-DAY REDEMPTION MORTGAGE AND SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

This LEASEHOLD 180-DAY REDEMPTION MORTGAGE AND SECURITY AGREEMENT AND FIXTURE FILING STATEMENT, dated as of the 30TH day of March, 2009, is made by Granite City Restaurant Operations, Inc., a Minnesota corporation having an office at 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416 as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the “Mortgagor”), in favor of  Harmony Equity Income Fund, L.L.C., with an address of 201 S. Phillips Avenue, Suite 100, Sioux Falls, SD 57104 (referred to herein, together with any successors or assigns, as the “Mortgagee”).

W I T N E S S E T H:

A.            Pursuant to that certain Bridge Loan Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Mortgagor, Granite City Food & Brewery, Ltd. (the “Co-Borrower”) and Mortgagee, the Mortgagee has agreed to advance One Million Dollars ($1,000,000) to the Mortgagor and Co-Borrower.  Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement.

B.            The Mortgagor is the owner and holder of the tenant’s interest in certain real property and the buildings, improvements and fixtures constructed thereon, located in Minnehaha County, Sioux Falls, South Dakota, as more particularly described on Schedule A attached hereto and incorporated herein by this reference (the “Real Property”), pursuant to the terms of that certain lease, dated as of June 14, 2000 (as amended from time to time in accordance with the documents referenced in Schedule B and as further amended from time to time in accordance with the provisions of this Mortgage, the “Lease”), by and between  Doug Johnson, successor in interest to Sioux Falls Investments, L.L.P. as landlord (together with his successors and assigns, “Lessor”) and the Mortgagor.

C.            It is a condition to the obligations of the Mortgagee to make loans under the Loan Agreement that the Mortgagor execute and deliver this Mortgage.   This Mortgage is given by

the Mortgagor in favor of the Mortgagee for its benefit to secure the payment and performance of all Secured Obligations (as hereinafter defined).

NOW, THEREFORE, the Mortgagor, in consideration of the foregoing and in order to secure payment and performance of the Secured Obligations and its other obligations arising under and pursuant to the Loan Agreement and this Mortgage, hereby gives, grants, bargains, sells, warrants, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over, and confirms unto the Mortgagee all its estate, right, title, and interest in, to, and under any and all of the following described property (referred to herein as the “Mortgaged Estate”), whether now owned or held or hereafter acquired:

(a)  its leasehold interest in the Real Property, created by the Lease, including all of the air space, easements, rights, privileges, royalties, and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title interest, claim, or demand whatsoever of the Mortgagor therein and in the streets, alleys, and ways adjacent thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired (hereinafter referred to as the “Premises”);

(b)  all structures and buildings, and replacements thereof, now or hereafter constructed upon the Premises by the Mortgagor, to the extent the Mortgagor owns or otherwise has rights to the foregoing, including all equipment, apparatus, machinery, and fixtures of every kind and nature whatsoever forming part of said structures and/or buildings (hereinafter referred to as the “Leasehold Improvements”);

(c)  all furniture, trade fixtures, fittings, appliances, apparatus, equipment, machinery, and articles of personal property, and replacements thereof, to the extent the Mortgagor owns or otherwise has rights to the foregoing, now or at any time hereafter affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Premises (hereinafter referred to as the “Fixtures”);

(d)  all “general intangibles” (as such term is defined in the Uniform Commercial Code of the State of South Dakota, SDCL 57A-9) in any way relating to the Premises and/or the Leasehold Improvements and Fixtures and in which the Mortgagor has any interest, and all unearned premiums reasonably allocated to insuring the Mortgaged Estate, accrued, accruing, or to accrue under all insurance policies now or hereafter obtained by the Mortgagor insuring the Mortgaged Estate, as hereinafter defined, and all rights and interest of Mortgagor thereunder (hereinafter referred to as the “Intangibles”);

(e)  all substitutions, replacements and proceeds of any of the foregoing including, without limitation, proceeds of hazard and title insurance and condemnation awards, and all accessions, substitutions or replacements of any of the foregoing; and

(f)  all subleases and lettings of the Premises now or hereafter entered into by the Mortgagor and all right, title, and interest of the Mortgagor thereunder, and under the Lease and any cash or securities deposited thereunder to secure performance by the Mortgagor of its obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such Lease or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, including, further, the right, upon the happening of an Event of Default, to receive and collect the rents thereunder.

TO HAVE AND TO HOLD all and singular, the Mortgaged Estate, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Estate and all rights and appurtenances relating thereto, whether now owned or hereafter owned, unto the Mortgagee, its successors and assigns, forever, subject to the terms and conditions of this Mortgage, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) for the purpose of securing the payment and performance in full of all the Secured Obligations, with power of sale for the purposes of South Dakota Codified Laws, Chapter  21-49, as amended.

For purposes of this Mortgage, the term “Secured Obligations” shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Mortgagor from time to time arising under or in respect hereof, the Loan Agreement and the other Loan Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Mortgage, the Loan Agreement), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Mortgagor or which would have arisen or accrued and which would have been enforceable or allowable but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

The maximum aggregate amount of all advances of principal under the Loan Agreement (which advances are subject to the conditions set forth therein) that may be outstanding hereunder at any time is One Million Dollars ($1,000,000), plus interest thereon, reasonable collection costs, sums advances for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with all other sums secured hereby.

THE PARTIES AGREE THAT THE PROVISIONS OF THE ONE HUNDRED EIGHTY DAY REDEMPTION MORTGAGE ACT GOVERN THIS MORTGAGE.  THERE IS HEREBY GRANTED TO MORTGAGEE A POWER OF SALE FOR THE PURPOSES OF SDCL 21-49.

AND IT IS FURTHER COVENANTED AND AGREED AS FOLLOWS:

ARTICLE I

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE MORTGAGOR

The Mortgagor covenants, agrees, represents and warrants as follows:

Section 1.01.   Leasehold Interest.

(a)  The Mortgagor represents and warrants that (i) it is the owner of a valid and subsisting interest as tenant under the Lease; (ii) the Lease is in full force and effect and has not been assigned, modified, amended, supplemented, or extended in any way, except as disclosed previously to the Mortgagee; (iii) the Lease represents the entire agreement between the parties as to the leasing described therein, and the Lease is not subject to any occurrence known to Mortgagor which constitutes a defense, offset or counterclaim as of the date of this Mortgage, (iv) there is no default which has occurred and is continuing under the Lease nor has any event occurred which with notice, the passage of time, or both would constitute a default under the Lease by either the Lessor or lessee thereunder; (v) all rental payments and other charges under the Lease which are due and owing as of the date of this Mortgage have been paid in full; (vi) the Lease is subject to no liens and encumbrances whatsoever, other than the interest of the Lessor thereunder and the interests set forth on Schedule B hereto; (vii) it leases and will lease the Fixtures free and clear of all liens and claims except the interest of DHW Leasing LLC and Great Western Bank; (viii) this Mortgage is and will remain a valid and enforceable lien on the Mortgaged Estate subject only to the exceptions referred to above; (ix) the Mortgagor has full power and lawful authority to mortgage the Mortgaged Estate in the manner and form herein done or intended hereafter to be done and this Mortgage constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against it in accordance with its terms; and (x) Mortgagor is in actual possession of the Premises.

(b)  The Mortgagor will preserve the leasehold estate created in it by the Lease, and will forever warrant and defend the same to the Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

(c)  The Mortgagor will perform or cause to be performed all of the covenants and conditions required to be performed by it under the Lease, will do all things necessary to preserve unimpaired its rights thereunder, and will not enter into any agreement modifying or amending the Lease or releasing the Lessor thereunder from any obligations imposed upon it thereby. If the Mortgagor receives a notice or default under the Lease, it shall immediately cause a copy of such notice to be sent by registered United States mail to the Mortgagee.

(d)  The Mortgagor represents and warrants that the Real Property and the Premises consist of less than forty (40) acres.

Section 1.02.   Further Acts.  The Mortgagor will, at the sole cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, and assurances as the Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto the Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering, or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes the Mortgagee to execute and file in the name of the Mortgagor to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable security instruments to evidence more effectively the lien hereof upon the Mortgaged Estate or any part thereof.

Section 1.03.   Condition of Mortgaged Estate.  The Mortgagor represents and warrants that (a) the Premises and the present and contemplated use and occupancy thereof complies with all applicable zoning ordinances, building codes, land use laws, set back or other development and use requirements of any local or state governmental authority; (b) the Premises are served by all utilities necessary for the present and contemplated use thereof, and all utility services are provided by public utilities and the Premises have accepted or are equipped to accept such utility services and the Mortgagor has not received notice of termination of such utility service; and (c) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every permit of any local, state or federal governmental authority or agency thereof necessary for the present and contemplated use, operation and occupancy of the Premises by the Mortgagor.

Section 1.04.   Payment.  The Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Loan Agreement or other Secured Obligations at the time and place and in the manner specified in the Loan Agreement or such other instrument with respect to the obligations secured hereby, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein and therein.

Section 1.05.   Zoning.  The Mortgagor shall not initiate, join in or consent to any change in the zoning or other permitted use classification of the Premises without the prior written consent of the Mortgagee, which consent may not be unreasonably withheld.

Section 1.06.   After-Acquired Property.  All right, title, and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to, the Mortgaged Estate hereafter acquired by, or released to, the Mortgagor, or constructed, assembled, or placed by the Mortgagor on the Premises or any part thereof, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement, or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment, or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described in the granting clause hereof, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances, or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

Section 1.07.   Taxes and Related Matters.

(a)  The Mortgagor, from time to time when the same shall become due and payable, will pay and discharge or cause the Lessor under the Lease to pay and discharge, pursuant to the Lease, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against the Mortgaged Estate, or any part thereof, or upon the revenues, rents, issues, income, and profits of the Mortgaged Estate, or any part thereof, or arising in respect of the occupancy, use, or possession thereof. The Mortgagor will, upon the request of the Mortgagee, deliver or cause to be delivered to the Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents, and other public charges imposed upon or assessed against the Mortgaged Estate, or any part thereof, or the revenues, rents, issues, income, or profits thereof.

The Mortgagee may, at its option to be exercised by thirty (30) days written notice to the Mortgagor following an Event of Default by the Mortgagor, require the deposit by the Mortgagor, at the time of each payment of an installment of interest or principal under the Loan Agreement, of an additional amount sufficient to discharge the obligations under this subsection (a) when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with the Mortgagee, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by the Mortgagee in its sole discretion. Such amounts shall be held by the Mortgagee without interest and applied to the payment of the obligations in respect to which such amounts were deposited or, at the option of the Mortgagee, to the payment of said obligations in such order or priority as the Mortgagee shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, the Mortgagor within ten (10) days after demand shall deposit the amount of the deficiency with the Mortgagee. Nothing herein contained shall be deemed to affect any right or remedy of the Mortgagee under any provisions of this Mortgage or of any statute or rule of law to pay any such amount and to add the amount so paid to the Secured Obligations.

(b)  The Mortgagor will pay, or cause the Lessor under the Lease to pay, pursuant to the Lease, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others, which claims and demands, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Estate or any part thereof, or on the revenues, rents, issues, income, and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee.

(c)  Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon the Mortgagor by this Section 1.07 so long as the Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same or termination of the Lease; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, provide security satisfactory to the Mortgagee, assuring the discharge of the Mortgagor’s obligation hereunder and of any additional charge, penalty, or expense arising from or incurred as a result of such contest.  Any such contest shall be prosecuted with due diligence and the Mortgagor shall promptly after final determination thereof pay the amount of any such lien or obligation so determined, together with all interest and penalties which may be payable in connection therewith.  Notwithstanding these provisions the Mortgagor shall (and if the Mortgagor shall fail so to do, the Mortgagee, may but shall not be required to) pay any such lien or obligation notwithstanding such contest if in the opinion of the Mortgagee, the Mortgaged Estate shall be in jeopardy or in danger of being forfeited or foreclosed.

Section 1.08.   Protection of Security.  The Mortgagor shall promptly notify the Mortgagee of and appear in and defend any suit, action or proceeding that affects the Mortgaged Estate, the Lease or the rights or interest of the Mortgagee hereunder or the rights or interest of the Mortgagor under the Lease and the Mortgagee may elect to appear in or defend any such action or proceeding.  The Mortgagor agrees to indemnify and reimburse the Mortgagee from any and all loss, damage, expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including costs of evidence of title and reasonable attorney’s fees and such amounts together with interest thereon at the interest rate provided in the Loan Agreement shall become additional indebtedness secured hereby, as applicable, and shall become immediately due and payable.

Section 1.09.   Insurance.

(a)  The Mortgagor shall keep the Leasehold Improvements and Fixtures insured against damage by fire and other hazards as required by the Lease, and each policy shall be endorsed to name the Mortgagee as an additional insured thereunder, as its interest may appear, with loss payable to the Mortgagee, without contribution or assessment, under a standard mortgagee clause.  Subject to any insurance requirements in the Lease, all insurance policies and endorsements required pursuant to this Section 1.09 shall be fully paid for and nonassessable and contain such provisions and expiration dates and be in such form and amounts and issued by such insurance companies satisfactory to the Mortgagee. Without limiting the foregoing, each policy shall specifically provide that (i) such policy may not be canceled except upon thirty (30) days prior written notice to the Mortgagee and that no act or thing done by the Mortgagor shall invalidate the policy as against the Mortgagee, (ii) such policy may not be amended, modified or altered without the prior written consent of the Mortgagee, and (iii) any and all insurance proceeds allocated to the Mortgagor pursuant to the Lease will be paid to the Mortgagee. In addition, the Mortgagee may require the Mortgagor to carry such other insurance on the Leasehold Improvements and Fixtures in such amounts as may from time to time be reasonably required by the Mortgagee, against insurable casualties. The Mortgagor will assign and deliver the policy or policies of all such insurance to the Mortgagee, which policy or policies shall have endorsed thereon the standard mortgagee clause in the name of the Mortgagee, so and in such manner and form that the Mortgagee and its successors and assigns shall at all times have and hold said policy or policies as collateral and further security for the payment of the Secured Obligations until the full payment of the Secured Obligations. In addition, from time to time, upon the occurrence of any change in the use, operation, or value of the Premises, or in the availability of insurance in the area in which the Premises are located, the Mortgagor shall, within five (5) days after demand by the Mortgagee, take out such additional amounts and/or such other kinds of insurance as the Mortgagee may reasonably require.

(b)  If Mortgagor takes out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.09, the Mortgagee shall be included thereon as a named insured with loss payable to the Mortgagee under a standard mortgage endorsement of the character above described. The Mortgagor shall immediately notify the Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to the Mortgagee the policy or policies of such insurance.

(c)  If the Premises, or any part thereof, are located in an area which has been identified by the Secretary of Housing and Urban Development as a flood hazard area, the Mortgagor will keep, for as long as any Secured Obligations remains unpaid, the Leasehold Improvements covered by flood insurance in an amount at least equal to the full amount of the Loan Agreement or the maximum limit of coverage available for the Premises under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor act thereto), whichever is less.

(d)  The Mortgagor shall give the Mortgagee prompt notice of any loss covered by insurance and the Mortgagee shall have the right to join the Mortgagor in adjusting any loss in excess of One Hundred Thousand Dollars ($100,000).  The Mortgagee shall have the option in its sole discretion to apply any insurance proceeds it may receive pursuant hereto, or otherwise to the payment of the Secured Obligations or to allow all or a portion of such proceeds to be used for the restoration of the Premises. In the event any such insurance proceeds shall be used to reduce the Secured Obligations, the same shall be applied by the Mortgagee, after the deduction therefrom and repayment to the Mortgagee of any and all reasonable costs incurred by the Mortgagee in the recovery thereof, in any manner it shall designate, including but not limited to the application of such proceeds to the then unpaid installments of the principal balance due under the Loan Agreement in the inverse order of their maturity, such that the regular payments, if any, under the Loan Agreement shall not be reduced or altered in any manner.  Notwithstanding the foregoing, the Mortgagor may, upon timely notice to Mortgagee not later than sixty (60) days after the loss occurred, require that the insurance proceeds be utilized for restoration of the Premises if and only if there is no Event of Default existing, the Mortgagor can demonstrate to the Mortgagee’s satisfaction that the insurance proceeds together with other funds deposited with the Mortgagee are sufficient to restore the Premises and Mortgagor complies with such disbursement and construction terms as the Mortgagee deems reasonably necessary.  If at any time during the restoration of the Premises an Event of Default occurs, the Mortgagee may at its option apply any amounts it is holding for restoration of the Premises to reduce the Secured Obligations.  Any balance that the Mortgagee has retained after restoration of the Premises may at its option be applied to reduce the Secured Obligations.

Section 1.10.   Advances.  If the Mortgagor shall fail to perform any of the covenants contained herein, the Mortgagee may make advances to perform the same in its behalf, and all sums so advanced shall be a lien upon the Mortgaged Estate and shall be secured hereby. The Mortgagor will repay on demand all sums so advanced on its behalf with interest at the rate provided in the Loan Agreement. The provisions of this Section 1.10 shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

Section 1.11.   Maintenance of Premises.  The Mortgagor will not commit any waste on the Mortgaged Estate, or any part thereof, or make any change in the use of the Mortgaged Estate, or any part thereof, which will in any way increase any ordinary fire or other hazard arising out of construction or operation. The Mortgagor will, at all times, maintain, or cause the Lessor under the Lease to maintain, the Leasehold Improvements in good operating order and condition and will promptly make or cause the Lessor under the Lease promptly to make, from time to time, all repairs, renewals, replacements, additions, and improvements in connection therewith which are needful or desirable to such end.

Section 1.12.   Condemnation Proceedings.  The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any part thereof, will notify the Mortgagee of the pendency of such proceedings. The Mortgagee may participate in any such proceedings and the Mortgagor from time to time will deliver to the Mortgagee all instruments requested by it to permit such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to the Mortgagee. In any such condemnation proceedings, the Mortgagee may be represented by counsel selected by the Mortgagee. The proceeds of any award or compensation so received by the Mortgagor pursuant to the Lease shall, at the option of the Mortgagee, be applied either to the payment of the Secured Obligations, notwithstanding the fact that the Secured Obligations may not then be due and payable, or to the restoration of the Leasehold Improvements. In the event that any portion of the condemnation awards or compensation shall be used to reduce the Secured Obligations, same shall be applied by the Mortgagee in any manner it shall designate, including, but not limited to, the application of such award or compensation to the then unpaid installments of the principal balance due under the Loan Agreement in the inverse order of their maturity such that the regular payments under the Loan Agreement shall not be reduced or altered in any manner. The Mortgagor, upon request by the Mortgagee, shall make, execute, and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to the Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. The Mortgagee shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by the Mortgagor of interest at the applicable rate provided for in the Loan Agreement.  Notwithstanding the foregoing, the Mortgagor may, upon timely notice to Mortgagee not later than sixty (60) days after the loss occurred require that the condemnation awards or compensation be utilized for restoration of the Premises if and only if there is no Event of Default existing, the Mortgagor can demonstrate to the Mortgagee’s satisfaction that the condemnation awards or compensation together with other funds deposited with the Mortgagee are sufficient to restore the Premises and Mortgagor complies with such disbursement and construction terms as the Mortgagee deems reasonably necessary.  If at any time during the restoration of the Premises an Event of Default occurs, the Mortgagee may at its option apply any amounts it is holding for restoration of the Premises to reduce the Secured Obligations.  Any balance that the Mortgagee has retained after restoration of the Premises may at its option be applied to reduce the Secured Obligations.

Section 1.13.        Lease Assignment and Related Matters

(a)  The Mortgagor will not (i) execute an assignment of the rents, or any part thereof, from the Premises, or (ii) except where the lessee is in default thereunder and upon the prior written approval of the Mortgagee, terminate or consent to the cancellation or surrender of the Lease, or (iii) modify the Lease without the prior written consent of the Mortgagee as to such modification, or (iv) in any other manner impair the value of the Mortgaged Estate or the security of this Mortgage.

(b)  The Mortgagor will not execute any lease or sublease of any portion of the Premises, and will at all times promptly and faithfully perform, or cause to be performed promptly, all of the covenants, conditions, and agreements contained in the Lease and will at all times do all things necessary to compel performance by the Lessor under the Lease of all obligations, covenants, and agreements by such Lessor to be performed thereunder.

(c)  The Mortgagor shall furnish to the Mortgagee copies of all notices received or sent by the Mortgagor pursuant to or in connection with the Lease immediately upon the receipt.

Section 1.14.        Hazardous Materials.  The Mortgagor covenants, represents and warrants to the Mortgagee, its successors and assigns, that, to the best of Mortgagor’s knowledge the Premises and the Mortgagor’s existing and prior uses comply and have at all times complied with, and the Mortgagor is not in violation of, has not violated and will not violate, in connection with the ownership, use, lease, maintenance or operation of the Premises and Leasehold Improvements and the conduct of the business related thereto, any applicable federal, state, City or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental matters (being hereinafter collectively referred to as the “Environmental Laws”), including by way of illustration and not by way of limitation the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Toxic Substances Control Act (including any amendments or extensions thereof and any rules, regulations, standards or guidelines issued pursuant to any of said Environmental Laws), and all other applicable environmental standards or requirements.  Without limiting the generality of the foregoing: i) the Mortgagor, its agents, employees and independent contractors, (a) has and will operate the Premises and Leasehold Improvements and has and at all times will receive, handle use, store, treat, transport and dispose of all petroleum products and all other toxic dangerous or hazardous chemicals, materials, substances, pollutants and wastes, and any chemical, material or substance exposure to which is prohibited, limited or regulated by any federal, state, City, regional or local authority or which even if not so prohibited, limited or regulation, may or could pose a hazard to the health and safety of the occupants of the Real Property or the occupants and/or owners of property near the Real Property (all the foregoing being hereinafter collectively referred to as “Hazardous Materials”) in strict compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, standards, regulations or requirements, and (b) has removed from the Premises and Leasehold Improvements all Hazardous Materials not commonly used in restaurant operations; ii) to the best of Mortgagor’s knowledge, there are no existing or pending statutes, orders, standards, rules or regulations relating to environmental matters requiring any remedial actions or other work, repairs, construction or capital expenditures with respect to the Premises and Leasehold Improvements, nor has the Mortgagor received any notice of any of the same, iii) no Hazardous Materials have been or will be released into the environment by the Mortgagor, or have been or will be deposited, spilled, discharged, placed or disposed of at, on or near the Premises and Leasehold Improvements by the Mortgagor except for placement and disposal of Hazardous Materials commonly used in restaurant operations in compliance with Environmental Laws, nor will the Premises and Leasehold Improvements be used at any time by any person as landfill or a disposal site for Hazardous Materials or for garbage, waste or refuse of any kind; iv) to the best of the Mortgagor’s knowledge, there are no electrical transformers or other equipment containing dielectric fluid containing polychlorinated biphenyls located in, on or under the Premises and Leasehold Improvements, nor is there any friable asbestos contained in, on or under the Premises and Leasehold Improvements, nor will the Mortgagor permit the installation of same; v) to the best of the Mortgagor’s knowledge there are no locations off the Premises where Hazardous Materials generated by or on the Mortgaged Estate have been treated, stored, deposited or disposed of; vi) to the best of the Mortgagor’s knowledge, there is no fact pertaining to the physical condition of either the Mortgaged Estate, the Premises or Leasehold Improvements or the area surrounding thereof (a) which the Mortgagor has not disclosed to the Mortgagee in writing prior to the date of this Mortgage, and (b) which materially adversely affects or will materially adversely affect the Mortgaged Estate or the use or enjoyment or the value thereof, or the Mortgagor’s ability to perform the transactions contemplated by this Mortgage; vii) the mortgaging of the Mortgaged Estate by the Mortgagor to the Mortgagee does not require notice to or the prior approval, consent or permission of any federal, state or local governmental agency, body, board or official; viii) no notices of any violation of any of the matters referred to in the foregoing sections relating to the Mortgaged Estate, Premises or Leasehold Improvements or its use have been received by the Mortgagor and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations known by the Mortgagor to be pending or threatened, relating to the ownership, use, maintenance or operation of the Mortgaged Estate nor, to the best of the Mortgagor’s knowledge, is there any basis for any such lawsuit, claim, proceeding or investigation being instituted or filed; and ix) the Mortgaged Estate is not listed in the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites nor, to the best of the Mortgagor’s knowledge, any other log, list, schedule, inventory or record of Hazardous Materials or Hazardous Waste sites whether maintained by the United States, any state or local governmental unit.  The Mortgagor agrees to indemnify and reimburse the Mortgagee, its successors and assigns, for any breach of these representations and warranties and from any loss, damage, expense or cost arising out of or incurred by the Mortgagee which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, or for any loss, damage, expense or cost sustained as a result of there being located on the Mortgaged Estate, Premises or Leasehold Improvements any Hazardous Materials or dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, together with all attorneys’ fees incurred in connection with the defense of any action against the Mortgagee arising out of the above.  These covenants, representations, warranties and indemnities shall survive the payment of the indebtedness secured hereby and cancellations or satisfaction of the note, and this Mortgage, and shall be deemed continuing covenants, representations, warranties and indemnities running with the land for the benefit of the Mortgagee, and any successors and assigns of the Mortgagee, including any purchasers at a mortgage foreclosure sale, any transferee of the title of the Mortgagee or any subsequent purchaser at a foreclosure sale, and any subsequent owner of the Mortgaged Estate claiming through or under the title of the Mortgagee and shall survive any foreclosure of this Mortgage and any acquisition of title of the Mortgagee.  The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the rate of interest in effect on the Loan Agreement or other indebtedness secured hereby and shall become so much additional indebtedness secured hereby and shall become immediately due and payable in full on demand of the Mortgagee, its successors and assigns.

Section 1.15.        No Claim Against the Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Mortgaged Estate or any part thereof, nor as giving the Mortgagor or any party in interest with the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against the Mortgagee in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

Section 1.16.        Inspection.  The Mortgagor will permit the Mortgagee’s authorized representatives to enter the Premises at reasonable times for the purpose of inspecting the same; provided the Mortgagee shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections.

Section 1.17.        Indemnification.  The Mortgagor agrees that it shall indemnify and hold the Mortgagee harmless against any loss or liability, cost or expense, including, without limitation, any judgments, reasonable attorneys’ fees, costs of appeal bonds, and printing costs arising out of or relating to any proceeding instituted by any claimant alleging priority over the lien of this Mortgage, and/or by any claimant alleging a violation by the Mortgagor or the Mortgagee.

Section 1.18.        Lease Covenants.

(a)  The Mortgagor shall perform or observe all covenants and conditions to be performed or observed by the Mortgagor under the Lease and shall deliver to Mortgagee photocopies of all notices received by Mortgagor from the Lessor under the Lease no later than three (3) calendar days after receipt thereof by Mortgagor.

(b)  Simultaneously with the making of each payment to the Lessor under the Lease, the Mortgagor shall deliver to the Mortgagee a copy of the check in the amount of such payment delivered to the Lessor under the Lease.

(c)  The Mortgagor hereby irrevocably designates the Mortgagee its agent and attorney-in-fact to perform or observe on behalf of the Mortgagor any covenant or condition which the Mortgagor fails to perform or observe under the Lease within any applicable grace period specified in the Lease, and any advances made by the Mortgagee in connection with such performance or observance shall be repaid by the Mortgagor within ten (10) days of demand with interest at the rate set forth in the Loan Agreement and the amount so advanced, with interest, shall be a lien upon the Mortgaged Estate and shall be secured by this Mortgage. The performance or observance of such covenant or condition by the Mortgagee shall not prevent the

Mortgagor’s failure so to perform or observe from constituting an Event of Default. In performing or observing any such covenant or condition, the Mortgagee shall have the right to enter upon the Mortgaged Estate. Upon receipt by the Mortgagee from the Lessor under the Lease of any notice of default under the Lease, the Mortgagee may rely thereon and take any action permitted by this Section 1.19 or the Lease to remedy such default notwithstanding that the existence of such default or the nature thereof may be questioned or denied by the Mortgagor.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

Section 2.01.        It shall be an Event of Default under this Mortgage upon the happening of any of the following:

(a)  the occurrence of any Event of Default under the Loan Agreement; or

(b)  if default shall be made in the due observance or performance of any covenant or agreement on the part of the Mortgagor contained in Article I of this Mortgage, and such default shall have continued for a period of twenty (20) days after written notice thereof shall have been given to the Mortgagor by the Mortgagee; or

(c)  if any representation made in Section 1.01 shall be incorrect at the time such representation was made or deemed to be made, it shall be deemed to be a default; or

(d)  if the Mortgagor sells, transfers, assigns, conveys, or encumbers the Premises or the Mortgaged Estate or any part thereof or any interest therein without the prior written consent of the Mortgagee; or

(e)  if any person or entity having or claiming an interest in the Mortgagor or the Mortgaged Estate commences an action or proceeding against the Mortgagor, the Mortgaged Estate, or any person or entity having or claiming an interest in the Mortgagor or the Mortgaged Estate.

Section 2.02.        Mortgagee’s Right to Accelerate.  If an Event of Default shall occur the Mortgagee may on such notice as may be required by SDCL 21-49-13 or other law declare the entire unpaid principal balance of the Loan Agreement together with all other indebtedness secured hereby to be immediately due and payable and thereupon all such unpaid principal balance of the Loan Agreement together with all accrued interest thereon at the rate of interest provided in Loan Agreement and all other indebtedness secured hereby shall be and become immediately due and payable.  This notice may be given concurrently with any notice of default required to be provided under the Loan Agreement or Section 2.01 above.

Section 2.03.        Right to Foreclose.  If an Event of Default shall occur and upon the giving of notice to the Mortgagor as provided in the Loan Agreement and in Sections 2.01 and 2.02 above, the Mortgagee may, either with or without entry or taking possession, proceed by suit or suits at law or in equity or by any other appropriate proceedings or remedy to enforce payment of the indebtedness secured hereby or the performance of any other term hereof or any other right and the Mortgagor hereby grants the Mortgagee the power to institute a proceeding or proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any applicable provision of law, and out of the proceeds arising from sale and foreclosure to retain the principal and interest due on the Loan Agreement and the other indebtedness secured hereby together with all such sums of money as the Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon at the rate of interest provided for in the obligation being foreclosed upon, and all costs and expenses of such foreclosure, including lawful attorney’s fees, with the balance, if any, to be paid to the persons entitled thereto by law.  In any such proceeding the Mortgagee may apply all or any portion of the indebtedness secured hereby to any bid at a sheriff’s sale conducted hereunder.

Section 2.04.        Receiver.  Upon an Event of Default, the Mortgagee is hereby authorized to appoint a receiver to take possession of the Mortgaged Estate, if the Mortgaged Estate is abandoned or have a receiver appointed by the court upon sufficient proof being established therefore.  Further, upon an Event of Default, the Mortgagee may require monthly amounts equal to monthly installments of taxes and insurance to be deposited into an escrow account with the Mortgagee to be applied to such amounts as and when due.

Section 2.05.        Sale, Lease, Etc. of Mortgaged Property.   The Mortgagor will not sell, lease or sub-lease, assign or transfer or otherwise dispose of the Mortgaged Estate.  If the Mortgagor leases, sub-leases, sells, assigns, conveys, transfers or otherwise disposes of, or hereafter encumbers, any part of its interest in the Mortgaged Estate, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Mortgagee, Mortgagee shall have the option to declare the obligations secured immediately due and payable without notice.  This Section 2.05 shall have the effect of a “due-on-sale clause” as provided for in SDCL 44-8-27.

Section 2.06.        Right of Entry.  During the continuance of any Event of Default, the Mortgagee and its employees, agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and may exclude the Mortgagor and its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage, and control the Premises; and upon every such entry, the Mortgagee, at the expense of the Mortgaged Estate, from time to time, either by purchase, repairs, or construction, may maintain and restore the Mortgaged Estate whereof it shall become any of the Leasehold Improvements possessed as aforesaid, and the Mortgagee may make all necessary or proper repairs, renewals, and replacements and such useful alterations, additions, betterments, and improvements thereto and thereon as to it may seem advisable; and in every such case the Mortgagee shall have the right to manage and operate the Mortgaged Estate and to carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise as it shall deem best; and the Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits, and income of the Mortgaged Estate; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments, and improvements and amounts necessary to pay for taxes, assessments, insurance, and prior or other proper charges upon the Mortgaged Estate, or any part thereof, as well as just and reasonable compensation for the services of the Mortgagee and for all attorneys, counsel, agents, clerks, servants, and other employees by it properly engaged and employed, the Mortgagee shall apply the moneys arising as aforesaid, first to the payment of the principal of the Loan Agreement and the interest thereon, when and as the same shall become payable, and second to the payment of any other Secured Obligations and sums required to be paid by the Mortgagor under this Mortgage.

Section 2.07.        Rights Cumulative.  Each right, power or remedy herein conferred upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to the Mortgagee, at law or in equity, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Mortgagee and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy.  No delay or omission by the Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Mortgagee to resort thereto at a later date or be construed to be a waiver of any default or event of default under this Mortgage or the Loan Agreement or other indebtedness secured hereby.

Section 2.08.        Right to Discontinue Proceedings.  In the event the Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage and shall thereafter elect to discontinue or abandon the same for any reason, the Mortgagee shall have the unqualified right to do so and in such event the Mortgagor and the Mortgagee shall be restored to their former positions with respect to the indebtedness secured hereby.  This Mortgage, the Mortgaged Estate and all rights, remedies and recourse of the Mortgagee shall continue as if the same had not been invoked.

Section 2.09.        Right to Reduction of Redemption Period.  In the event of foreclosure by action, the holder of the certificate of sale may apply to the court for a reduction of the redemption period if the Mortgaged Estate has been abandoned by the Mortgagor.  If, after notice to the parties as the court directs, the court finds the property has been abandoned, the redemption period may be reduced, but in no event, may the redemption period be reduced to less than sixty (60) days from the date of recording of the certificate of sale.

Section 2.10.        Purchaser at Foreclosure.  Upon the completion of any sale or sales made by the Mortgagee under or by virtue of this Article II, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning, and transferring all estate, right, title, and interest in and to the property and rights sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers, and deliveries of the Mortgaged Estate and rights so sold, and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment, and transfer, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgager, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for that purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim, and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through, or under the Mortgagor.

Section 2.11.        Waivers; Releases; Resort to Other Security, Etc.  Without affecting the liability of any party liable for payment of any indebtedness or obligations secured hereby or performance of any obligation contained herein, and without affecting the rights of the Mortgagee with respect to any security not expressly released in writing, the Mortgagee may, at any time, and without notice to or the consent of the Mortgagor or any party in interest with the Mortgaged Estate or the Loan Agreement other indebtedness or obligations secured hereby:

(a)  make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness or obligations secured hereby or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

(b)  accept any additional security;

(c)  release or otherwise deal with any property, real or personal, including any or all of the Mortgaged Estate, including making partial releases of the Mortgaged Estate; or

(d)  resort to any security agreements, pledges, contracts of guarantee, assignments of rents and leases or other security, and exhaust any one or more of said security and the security hereunder, either concurrently or independently and in such order as it may determine.

Section 2.12.        Waiver of Appraisement and Marshaling.  The Mortgagor waives to the full extent lawfully allowed the benefit of any appraisement, evaluation, stay and extension laws now or hereinafter in force.  The Mortgagor waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Mortgaged Estate, or as to require the Mortgagee to exhaust its remedies against a specific portion of the Mortgaged Estate before proceeding against the other and does hereby expressly consent to and authorize the sale of the Mortgaged Estate or any part thereof as a single unit or parcel or as separate parcels.

ARTICLE III

UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

Section 3.1.           Security Agreement.  This Mortgage shall constitute a security agreement as defined in Title 57A of the Uniform Commercial Code of South Dakota (“Code”) in the Mortgaged Estate.  The remedies of the Mortgagee hereunder are cumulative and separate, and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other rights of the Mortgagee including having any Mortgaged Estate deemed part of the realty upon any foreclosure thereof.  If notice to any party of the intended disposition of the Mortgaged Estate is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition and may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose the Premises or may be given by private notice if such parties are known to the Mortgagee.  Neither the grant of a security interest pursuant to this Mortgage nor the filing of a financing statement pursuant to the Code shall ever impair the stated intention of this Mortgage that all Leasehold Improvements and Fixtures comprising the Mortgaged Estate at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the Premises mortgaged hereunder irrespective of whether such item is physically attached to the Premises or any such item is referred to or reflected in a financing statement.  The Mortgagor will on demand deliver all financing statements that may from time to time be required by the Mortgagee to establish, perfect and continue the priority of the Mortgagee’s security interest in the Mortgaged Estate and shall pay all expenses incurred by the Mortgagee in connection with the renewal or extensions of any financing statements, executed in connection with the Mortgaged Estate; and shall give advance written notice of any proposed change in the Mortgagor’s name, identity or structure and will execute and deliver to the Mortgagee prior to or concurrently with such change all additional financing statements that the Mortgagee may require to establish and perfect the priority of the Mortgagee’s security interest.

Section 3.2.           FIXTURE FILING.  THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS CONSTITUTING A PART OF THE MORTGAGED ESTATE WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE PREMISES.  FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE THE FOLLOWING INFORMATION IS FURNISHED:

(a)  The name, address and Internal Revenue Service tax identification number of the Debtor is:

Granite City Food & Brewery, Ltd.

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

Federal EIN:  41-1883639

(b)  The name and address of each Secured Party:

Harmony Equity Income Fund, L.L.C.

201 S. Phillips Avenue, Suite 100

Sioux Falls, SD 57104

(c)  Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

(d)  This document covers goods which are or are to become fixtures, such goods being all of the personal property described in this Mortgage, the Leasehold Improvements and Fixtures.

(e)  The real property where the fixtures and other goods or personal property affixed thereto is located is described on Exhibit A hereto.

ARTICLE IV

MISCELLANEOUS

Section 4.01.        Choice of Law.  The construction and interpretation of this Mortgage and the indebtedness secured hereby shall be governed by the laws of the State of South Dakota.

Section 4.02.        Successors and Assigns.  This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon the Mortgagor and its successors and assigns.  In the event that the ownership of the Mortgaged Estate becomes vested in a person or persons other than the Mortgagor, the Mortgagee shall not have any obligation to deal with such successor or successors in interest unless such transfer is permitted by this Mortgage, and may thereafter deal with such successor in place of the Mortgagor without any obligation to thereafter deal with the Mortgagor and without waiving any liability of the Mortgagor hereunder or under the Loan Agreement or other indebtedness secured hereby.  No change of ownership shall in any way operate to release or discharge the liability of the Mortgagor hereunder unless such release or discharge is expressly agreed to in writing by the Mortgagee.

Section 4.03.        Unenforceability of Certain Clauses.  The unenforceability or invalidity of any provisions hereof shall not render any other provision herein contained unenforceable or invalid.

Section 4.04.        Captions and Headings.  The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.  Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

Section 4.05.        Notices.  Any notices and other communications permitted or required by the provisions of this Mortgage (except for telephonic notices expressly permitted) shall be in writing and shall be given or served in the manner set forth in the Loan Agreement.

Section 4.06.        No Release.  Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor’s part to be performed or observed under or in respect of the Lease or the Mortgaged Estate or shall impose any obligation on the Mortgagee to perform or observe any such term, covenant, condition or agreement o the Mortgagor’s part to be so performed or observed or shall impose any liability on the Mortgagee for any act or omission on the part of the Mortgagor relating thereto.

Section 4.07.        Legal Limits of the Secured Obligations Secured Hereby.  Notwithstanding anything to the contrary contained in the Loan Agreement or in this Mortgage or any document evidencing other indebtedness secured hereby, all agreements which either now are or which shall become agreements between the Mortgagor and the Mortgagee are hereby limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness secured hereby or otherwise, shall the total liability for payments in the nature of interest and other charges exceed the applicable limits imposed by the usury laws of the State of South Dakota.  If any payments in the nature of interest, additional interest and other charges made under the Loan Agreement or under this Mortgage or other indebtedness secured hereby are held to be in excess of the applicable limits imposed by the usury laws of the State of South Dakota, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payment in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by the usury laws of the State of South Dakota.

Section 4.08.        Reinstatement.  This Mortgage shall remain in full force and effect and continue to be effective against the Mortgagor should any petition be filed by or against the Mortgagor for liquidation or reorganization, should the Mortgagor become insolvent or make an assignment for the benefit of creditors or should a receive or trustee be appointed for all or any significant part of the Mortgagor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of indebtedness secured by this Mortgage is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the indebtedness secured hereby, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the indebtedness shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Signature page follows.

IN WITNESS WHEREOF, the Mortgagor has caused these presents to be executed as of the date first above written.

GRANITE CITY RESTAURANT OPERATIONS, INC.

By	/s/ Steven J. Wagenheim
Its President

STATE OF MINNESOTA	)
) ss
COUNTY OF HENNEPIN	)

On this 28th day of March, 2009, before me, the undersigned officer, personally appeared Steven J. Wagenheim, who acknowledged himself to be the President of Granite City Restaurant Operations, Inc. and that he, as such officer, being authorized so to do, executed the foregoing instrument in the name of the Mortgagor by signing the name of the Mortgagor by himself as President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Becky L. Nelson
Notary Public - Minnesota

My commission expires: 1-31-10

SCHEDULE A

LEGAL DESCRIPTION

The real property subject to the Lease is as follows:

LOT 5A OF RIVER MARKET ADDITION TO TH ECITY OF SIOUX FALLS, MINNEHAHA COUNTY, COUTH DAOTA, ACCORDING TO THE RECORDED PLAT THEREOF, EXCEPT LOT E-1 CONTAINED THEREIN; AND

LOT E-1 IN LOT 5A OF RIVER MARKET ADDITION TO THE CITY OF SIOUX FALLS, MINNEHAHA COUNTY, SOUTH DAKOTA, ACCORDING TO THE RECORDED PLAT THEREOF.

PROPERTY ADDRESSS:  2620 S. LOUISE AVENUE, SIOUX FALLS, SD

SCHEDULE B

LEASE AMENDMENTS, ASSIGNMENTS AND

MORTGAGED ESTATE ENCUMBRANCES

1.                                       Assignment of Landlord’s interest in lease from Sioux Falls Investments, L.L.P. to Doug Johnson as of July 24, 2003.

2.                                       Assignment of Tenant’s interest in lease from Granite City Good & Brewery, Ltd. To Granite City Restaurant Operations, Inc. dated November           , 2008.

3.                                       Second Amendment to Lease dated January 1, 2009.

4.                                       Financing Statement No. 20090401570109 filed February 11, 2009 and recorded by and between DHW Leasing LLC as Debtor and Great Western Bank as secured party.